UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2019

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-38964	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street

Portland, Oregon

(Address of principal executive offices)

97210-1818

(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – no par value Series A Junior Participating Preferred Stock Purchase Rights	SMIT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Shareholders held on December 5, 2019 (the “2019 Annual Meeting”), the stockholders of Schmitt Industries, Inc. (the “Company”) voted on the declassification of the Board of Directors of the Company. Of the 4,102,031 total shares of common stock outstanding and entitled to vote at the 2019 Annual Meeting, 2,634,295 shares, or 64.2% of the outstanding shares, voted in favor of declassifying the Board of Directors. As the requisite 2/3rds vote of the Company’s outstanding shares to approve the declassification proposal was not obtained, the Company will continue to have a classified Board of Directors. Accordingly, Charles Davidson, who was elected as a Director at the 2019 Meeting will serve a Director in a term which will expire at the 2022 Annual Meeting of Stockholders. Steven Strom who was also elected at the 2019 Meeting will continue to serve as a Director to a term which expires at the 2020 Annual Meeting of Stockholders.

There are no other changes to the information reported in the Company’s Form 8-K filed on December 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

December 10, 2019	By:	/s/ Michael R. Zapata
Name: Michael R. Zapata
Title: Chief Executive Officer